UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February_25, 2013

Greenworld Development, Inc.
(Exact name of registrant as Specified in its charter)

Nevada	000-26703	98-0206030
(State or other jurisdiction)	(Commission file number)	(IRS Identification No.)

 2101 Vista Parkway, Suite 292
West Palm Beach, FL 33411
(Address of principal executive offices) (Zip Code)
ISSUER’S TELEPHONE NUMBER: (561)228-6148

ITEM 4.01: CHANGE IN COMPANY’ S CERTIFYING ACCOUNTANT

On January 30, 2013, Hamilton PC (“Hamilton”) resigned as our registered independent public accountant.   On February 19, 2013, Mallah Furman, 1001 Brickell Bay Drive, Suite 1400, Miami, FL 33131; telephone (305) 371-6200,  was engaged as the registered independent public accountant for the Registrant, a Nevada corporation (the “Company”). The decision to accept the resignation of Hamilton and appoint   Mallah Furman was approved by the Board of Directors of the Company on February 19, 2013.

Other than the disclosure of uncertainty regarding the ability for us to continue as a going concern which was included in our accountant’s report on the financial statements for the years ended December 31, 2010 and 2011, Hamilton’s reports on the financial statements of the Company for the years ended December 31, 2010 and 2011 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. For the two most recent fiscal years and any subsequent interim period through Hamilton’s resignation on January 30, 2013, Hamilton disclosed the uncertainty regarding the ability of the Company to continue as a going concern in its accountant’s report on the financial statements.

In connection with the audit and review of the financial statements of the Company through September 30, 2012, there were no disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with Hamilton’s opinion to the subject matter of the disagreement.

In connection with the audited financial statements of the Company for the years ended December 31, 2011 and 2010 and interim unaudited financial statements through September 30, 2012, there have been no reportable events with the Company as set forth in Item 304(a)(1)(v) of Regulation S-K.

Prior to January 30, 2013, the Company did not consult with Mallah Furman regarding (1) the application of accounting principles to specified transactions, (2) the type of audit opinion that might be rendered on the Company’s financial statements, (3) written or oral advice was provided that would be an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issues, or (4) any matter that was the subject of a disagreement between the Company and its predecessor auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Attached hereto as Exhibit 16.1 is a letter from Hamilton to the Securities & Exchange Committee wherein Hamilton states that he agrees with the statements contained herein.

Exhibits

16.1	Letter from Hamilton to the Securities & Exchange Committee wherein he states that he agrees with the statements contained herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenworld Development, Inc. (Registrant)

	By:	/s/ Leo J. Heinl
Leo J. Heinl, CEO

Dated: February 26, 2013